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Exhibit 99.3

ESCROW AGREEMENT

DATED            2004

BETWEEN:

(1)
XYRATEX LTD a company incorporated in Bermuda having its registered office at Clarendon House, 2 Church Street, Hamilton, Bermuda ("Xyratex"); and

(2)
CREDIT SUISSE FIRST BOSTON LLC, BANC OF AMERICA SECURITIES LLC, CITIGROUP GLOBAL MARKETS INC AND RBC CAPITAL MARKETS CORPORATION as representatives of the several underwriters (together the "Representatives"), c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, NY 10010-3629; and

(3)
HSBC BANK plc having its registered office at 8 Canada Square, London E14 5HQ (the "Escrow Agent").

RECITALS

1.
(1) Xyratex, (2) Xyratex Group Limited ("XGL"), (3) the Representatives acting on behalf of themselves and as the representatives of the several Underwriters, (4) Xtx Limited and (5)     •    as attorney in fact for shareholders of XGL who wish to sell shares in the initial public offering of Xyratex have entered into an underwriting agreement of the same date as this Escrow Agreement pursuant to which the Underwriters have agreed to underwrite the public offering of common stock of Xyratex to be quoted on the NASDAQ National Market, subject to the conditions set out therein (the "Underwriting Agreement").

2.
The parties have agreed that payment for the Firm Securities being sold by the Company and the Selling Shareholders on the First Closing Date and for any Optional Securities to be sold by or on behalf of the Selling Shareholders on the First Closing Date (together the "Escrow Deposit") shall be made by the Representatives for and on behalf of the Underwriters into an escrow account on the terms and subject to the conditions of the Underwriting Agreement and that the Escrow Deposit will be held in an escrow account on the terms and subject to the conditions of this Escrow Agreement.

3.
The parties have agreed that neither the Representatives nor the Underwriters have any rights or liability under Clause 4 of this Escrow Agreement save as set out in Clause 4.7.

AGREEMENT

1.     Interpretation

        Words and expressions defined in the Underwriting Agreement shall have the same meanings in this Escrow Agreement except where the context otherwise requires and save that "Business Day" shall mean a day on which banks are open for the transaction of general banking business in London.

2.     Escrow Agent

        Xyratex and the Representatives hereby appoint and designate HSBC Bank plc as the Escrow Agent for the purposes hereinafter specified and the Escrow Agent hereby accepts such appointment and designation.

3.     Escrow Account

  3.1
  The Escrow Agent has opened an interest bearing account at HSBC Bank plc in the name of [What name? Xyratex Ltd? HSBC to advise] denominated in US dollars Account Number    •    (the "Escrow Account"). No party other than the Escrow Agent shall be authorised to operate the Escrow Account.

  3.2
  The Representatives acting on behalf of themselves and for and on behalf of the Underwriters will deposit the Escrow Deposit into the Escrow Account as soon as the conditions set out in section 6A of the Underwriting Agreement have been satisfied in accordance with section 3 and the other terms of the Underwriting Agreement.

  3.3
  Save as set out in Clause 3.5, all interest earned on the Escrow Deposit in respect of the Escrow Account from the time of payment of the Escrow Deposit into the Escrow Account up to but excluding the time at which the XGL court sanctioned scheme of arrangement ("Scheme") under section 425 of the Companies Act 1985 becomes effective (which will be upon the issue of the Registration Certificates (defined in Clause 3.4 below) from the Registrar of Companies registering the court orders sanctioning the Scheme and confirming the capital reduction) ("Registration Time") shall be paid to Credit Suisse First Boston LLC ("CSFB") for and on behalf of the Underwriters by transfer to the following account and shall not be added to the Escrow Account and shall not form part of it for the purposes of this Escrow Agreement:

    [CSFB account details]

  3.4
  Forthwith upon receipt of facsimile copies of both the registration certificate from the Registrar of Companies registering the capital reduction and the stamped copy of the court order sanctioning the Scheme (together the "Registration Certificates") from Xyratex, or its legal advisers (together with a written instruction from Xyratex or its legal advisers), the Escrow Agent shall release the Escrow Deposit from the Escrow Account and transfer the Escrow Deposit from the Escrow Account into an interest bearing account at HSBC Bank plc which the Escrow Agent has opened in the name of Xyratex Ltd denominated in US dollars, Account Number    •     ("Xyratex US Dollar Account"). The Escrow Agent shall operate the Xyratex US Dollar Account only in accordance with the written instructions of Xyratex and the Xyratex US Dollar Account shall not constitute an escrow account.

  3.5
  Notwithstanding Clauses 3.4 and 4 hereof, if the Escrow Agent does not receive facsimile copies of the Registration Certificates from Xyratex or its legal advisers (together with a written instruction from Xyratex or its legal advisers) either (i) by 1.00pm (London time) on the Business Day which shall be the day on which the Escrow Deposit is deposited into the Escrow Account in accordance with Clause 3.2, or (ii) by 1.00pm (London time) on the next Business Day immediately following the day on which the Escrow Deposit is deposited into the Escrow Account in accordance with Clause 3.2, the Escrow Agent shall be under no obligation to perform any of the duties set out in Clause 4 hereof (including, but not limited to, the foreign exchange transactions contemplated therein) on the Business Day on which facsimile copies of the Registration Certificates are received provided that if facsimile copies of the Registration Certificates (with the written instruction) are received by the Escrow Agent between 1.00pm and 5.30pm (London time) on either of the Business Days referred to in paragraph (i) or (ii) above, the Escrow Agent shall be deemed to have received such Registration Certificates (with the written instruction) as at 9.00am (London time) on the Business Day immediately following the Business Day on which facsimile copies of the Registration Certificates were received, at which time the Escrow Agent shall perform its duties and comply with its obligations under Clause 4 hereof on such following Business Day as if the Escrow Agent had received the Registration Certificates (with the accompanying written instruction) at 9.00am (London time) on such Business Day.

  3.6
  Notwithstanding Clause 3.5 above, if the Escrow Agent does not receive facsimile copies of the Registration Certificates by 5.30pm (London time) on the next Business Day immediately following the day on which the Escrow Deposit is deposited into the Escrow Account in accordance with Clause 3.2, the Escrow Agent shall upon receiving instructions in writing from CSFB for and on behalf of the Underwriters but in any event not earlier than 9.00am (London time) on the second Business Day immediately following the day on which the Escrow Deposit is deposited into the Escrow Account release the Escrow Deposit from the Escrow Account and transfer the Escrow Deposit (and all interest earned on the Escrow Deposit) to the account of CSFB whose details are set out in Clause 3.3 above.

  3.7
  The Escrow Agent shall only make payments from the Escrow Account in accordance with the terms and conditions of this Clause 3 or Clause 8.9 or, after receipt of the Registration Certificates, as directed in writing by Xyratex, and at all times in accordance with Clause 7 hereof.

4.     Xyratex US Dollar Account, Xyratex Sterling Account and Xyratex Singapore Dollar Account (together the "Xyratex Accounts")

  4.1
  Immediately after the transfer of the Escrow Deposit to the Xyratex US Dollar Account pursuant to Clause 3.4 of this Escrow Agreement, the Escrow Agent shall convert such amounts of the Escrow Deposit as Xyratex shall have instructed it in writing to do so from US dollars to each of:

  4.1.1
  pounds sterling using the same day foreign currency exchange conversion rate available to them in the market and such foreign exchange currency transaction shall be completed by 3.00pm (London time) on the date of transfer of the Escrow Deposit to the Xyratex US Dollar Account (the "Sterling FX Conversion" amounts in respect of which being the "Sterling FX Conversion Amount"); and

    4.1.2
    Singapore dollars using the foreign currency exchange conversion rate available to them in the market on the date of transfer of the Escrow Deposit to the Xyratex US Dollar Account) with settlement of the foreign currency exchange conversion to take place and such foreign exchange currency transaction to be completed by 9.00am (London time) on the next Business Day after the date of transfer of the Escrow Deposit to the Xyratex US Dollar Account (the "Singapore Dollar FX Conversion" amounts in respect of which being the "Singapore Dollar FX Conversion Amount"), and for the avoidance of doubt the spot FX rate shall not be applied in calculating the Sterling FX Conversion Amount or the Singapore Dollar FX Conversion Amount.

  4.2
  Immediately following completion of the foreign exchange conversions described in Clause 4.1 above, the Escrow Agent shall transfer:

  4.2.1
  the Sterling FX Conversion Amount into an interest bearing account at HSBC Bank plc which the Escrow Agent has opened in the name of Xyratex Ltd denominated in pounds sterling, Account Number [    •    ] ("Xyratex Sterling Account"); and

  4.2.2
  the Singapore Dollar FX Conversion Amount into an interest bearing account at HSBC Bank plc which the Escrow Agent has opened in the name of Xyratex Ltd denominated in Singapore dollars, Account Number [    •    ] ("Xyratex Singapore Dollar Account").

  4.3
  Immediately following the transfers pursuant to Clause 3.4 above, the Escrow Agent shall make such payments from the Xyratex Sterling Account (in the case of payments in sterling under this Clause) and the Xyratex Singapore Dollar Account (in the case of payments in Singapore dollars under this Clause) to the following persons and accounts in such amounts and in such currencies as Xyratex shall have instructed the Escrow Agent in writing:

  4.3.1
  to Xyratex in pounds sterling immediately following the transfer of the Xyratex Sterling FX Amount into the Xyratex Sterling Account (and in any event by no later than 3.30pm (London time) on the same Business Day as completion of the Sterling FX Conversion) to an account with HSBC Bank plc, 165 High Street, Southampton, Hampshire, SO14 2ZN, sort code 40-42-18, account name Xyratex Group Limited, account number 12053411; and

  4.3.2
  to Computershare Investor Services PLC (the "Registrars") in (i) pounds Sterling immediately following the transfer of the Xyratex Sterling FX Amount into the Xyratex Sterling Account (and in any event by no later than 3.30pm (London time) on the same Business Day as the Sterling FX Conversion) [Registrars Sterling account details] and (ii) Singapore dollars immediately following the transfer of the Xyratex Singapore Dollar FX Amount into the Xyratex Singapore Dollar Account (and in any event by 9.00am (London time) on the same business day as the date of completion of the Singapore Dollar FX Conversion) [Registrars Singapore dollar account details].

  4.4
  Immediately following the transfer of the Escrow Deposit to the Xyratex US Dollar Account pursuant to Clause 3.4 of this Escrow Agreement, the Escrow Agent shall make such payments in US dollars from the Xyratex US Dollar Account to the following persons and accounts in such amounts as Xyratex shall have instructed the Escrow Agent in writing:

  4.4.1
  to Xyratex to an account with HSBC Bank plc, International Branch, 27–32 Poultry, London, EC2P 2BX, sort code 40-05-15, account name Xyratex Technology Ltd, account number 36770786, swift code MIDLGB22; and

  4.4.2
  to the Registrars [Registrars US dollar account details].

  4.5
  The written instructions of Xyratex as may be issued to the Escrow Agent from time to time pursuant to Clauses 4.1, 4.2 4.3 and 4.4 above shall comprise, and shall be deemed to constitute,one set of instructions to the Escrow Agent and the Escrow Agent shall only make payments from the Xyratex Accounts in accordance with the written instructions of Xyratex.

  4.6
  All interest earned on the Escrow Deposit in respect of the Xyratex Accounts from the time of payment of the Escrow Deposit into the Xyratex US Dollar Account shall be paid to Xyratex in US dollars by transfer to the following account and shall not be added to the Escrow Deposit and shall not form part of it for the purposes of this Escrow Agreement:

Bank:	HSBC Bank plc
Address:	International Branch
27–32 Poultry
London EC2P 2BX
Sort Code:	40-05-15
Swift Code:	MIDLGB22
Account No:	36770786
Account Name:	Xyratex Technology Ltd
  4.7
  The parties to this Escrow Agreement hereby acknowledge and agree that neither the Representatives nor the Underwriters are a party to the provisions of this Clause 4 and, save as set out in this Clause 4.7, shall not have any rights or liabilities under Clause 4 of this Escrow Agreement.

  4.8
  The parties agree that it shall be a condition precedent to the performance of the parties' obligations under this Agreement that an account mandate be completed in respect of each of the Xyratex Accounts in each case in the form of Schedule 3 hereof.

5.     Escrow Agent's Fees

  In consideration of the services to be provided by the Escrow Agent pursuant to this Escrow Agreement, Xyratex agrees to pay the Escrow Agent its fees as set forth in Schedule 1 plus any VAT thereon as amended from time to time by written agreement between Xyratex and the Escrow Agent and to reimburse the Escrow Agent for all reasonable expenses incurred by the Escrow Agent in the performance of its duties under this Escrow Agreement provided that where reasonably practicable the Escrow Agent shall obtain the prior written consent of Xyratex before it incurs any such expenses.

6.     Duties and Liabilities

  6.1
  The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Escrow Agreement and the Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set out in this Escrow Agreement. The Escrow Agent shall have no implied duties or obligations and shall not be affected with knowledge or notice of any fact or circumstance not specifically set out in this Escrow Agreement or served on it by notice in writing in accordance with the provisions of this Escrow Agreement.

  6.2
  The Escrow Agent shall not be liable in any manner to Xyratex or the Representatives for any error of judgement or for any act or omission in all cases made in good faith by the Escrow Agent.

  6.3
  Unless otherwise specifically indicated by the Escrow Agent in writing and subject as provided in this Escrow Agreement, the Escrow Agent will be liable (i) to Xyratex for losses, liabilities, costs, expenses and demands arising directly or indirectly from the performance of all services provided under this Escrow Agreement by the Escrow Agent to Xyratex in respect of the Escrow Deposit suffered by or occasioned to Xyratex and (ii) to the Representatives for losses, liabilities, costs, expenses and demands arising directly or indirectly from the performance of the services provided under this Escrow Agreement by the Escrow Agent to the Representatives in respect of the Escrow Deposit suffered or occasioned by the Representatives (together the "Liabilities") only to the extent that the Escrow Agent, or any of its nominees, sub-custodians or agents has been negligent, fraudulent or in wilful default in respect of its duties under this Escrow Agreement.

  6.4
  The liability of the Escrow Agent under Clause 6.3 will not extend to any Liabilities arising through any acts, events or circumstances not reasonably within its control, or resulting from the general risks of investment in or the holding of assets or the making of deposits in the United Kingdom or overseas, including, but not limited to: losses arising from nationalisation, expropriation or other governmental actions; any law, order or regulation of a governmental, supranational or regulatory body; regulation of the banking or securities industry including changes in market rules, currency restrictions, devaluations or fluctuations; market conditions affecting the execution or settlement of transactions or the value of assets; and breakdown, failure or malfunction of any third party telecommunications, computer services or systems.

  6.5
  Each of the Representatives (but only in the event that the Registration Certificates are not obtained by the time set out in Clause 3.5) and Xyratex covenant and agree severally to ratify all acts carried out by the Escrow Agent in due performance of the terms of this Escrow Agreement and that they will indemnify and hold harmless the Escrow Agent, its nominees, sub-custodians or agents from and against any and all damages, losses, reasonable costs and expenses (including but not limited to value added taxes and stamp duties) incurred by the Escrow Agent by reason of any action taken and/or any document executed by the Escrow Agent, in good faith acting in its capacity as Escrow Agent in accordance with the terms and conditions of this Escrow Agreement as well as the reasonable costs and expenses incurred by the Escrow Agent defending or being a party to or otherwise involved in any claim proceeding or liability arising out of or relating to this Escrow Agreement. Subject to Clause 6.3, each of Xyratex and the Representatives hereby waive, to the fullest extent permitted by law, all of their rights to bring any action or make any claim against the Escrow Agent for any action taken or document executed by the Escrow Agent acting in good faith in its capacity as the Escrow Agent in accordance with the terms and conditions of the Escrow Agreement.

  6.6
  The Escrow Agent is not a party to, and is not bound by, any agreement or other document out of which this Escrow Agreement may arise. The Escrow Agent shall be under no liability to any party hereto by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under any such document. The Escrow Agent shall not be bound by any waiver, modification, termination or rescission of this Escrow Agreement or any of the terms hereof, unless evidenced by writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto. This Escrow Agreement shall not be deemed to create a fiduciary relationship between the parties hereto.

  6.7
  The Escrow Agent shall not be responsible in any manner for the validity or sufficiency of this Escrow Agreement or of any property delivered hereunder, or for the value or collectibility of any note, cheque or other instrument, if any, so delivered, or for any representations made or obligations assumed by any party other than the Escrow Agent. Nothing herein contained shall be deemed to obligate the Escrow Agent to deliver any cash, instruments, documents or any other property referred to herein, unless the same shall have first been received by the Escrow Agent pursuant to this Escrow Agreement.

  6.8
  The Escrow Agent may seek the advice of legal counsel at the reasonable cost of Xyratex in the event of any dispute or question as to the construction of any of the provisions of this Escrow Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice or opinion of such counsel.

7.     Instructions and Communications

  7.1
  Xyratex and the Representatives shall deliver to the Escrow Agent a list of authorised signatories, as set forth in Schedule 2, with respect to any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent or other document or communication required or permitted to be furnished to the Escrow Agent hereunder. The Escrow Agent shall be entitled to rely on such list with respect to any party until otherwise notified in writing by such party. The Escrow Agent shall be fully protected in acting on or relying upon any written notice, direction, request, waiver, consent, receipt or other document which the Escrow Agent in good faith believes to have been signed and presented by the proper party or parties.

  7.2
  The Escrow Agent shall be under no duty to challenge or make any enquiries concerning valid or apparently valid communications.

  7.3
  Where it has acted in good faith on instructions given in accordance with this Clause, the Escrow Agent shall have no responsibility for any loss, howsoever arising, of Xyratex and the Representatives and will be entitled to rely on the indemnity contained in Clause 6.5 in respect of any loss, expense or costs it may incur in acting on such instructions.

8.     Ancillary Provisions

  8.1
  Assignment

    Except as otherwise expressly provided in this Escrow Agreement, no party shall assign, encumber, dispose of or otherwise transfer its rights under this Escrow Agreement or purport to transfer any burden imposed on it under this Escrow Agreement without the prior written consent of the others, and which written consent any party may withhold in its absolute discretion.

  8.2
  Severability

    If any part of this Escrow Agreement is found by any court or other competent authority to be invalid, unlawful or unenforceable then such part shall be severed from the remainder of this Escrow Agreement which shall continue to be valid and enforceable to the fullest extent permitted by law.

  8.3
  Entire Agreement

    This Escrow Agreement constitutes the entire understanding between the Parties in relation to its subject matter. Except as otherwise permitted by this Escrow Agreement, no change to its terms shall be effective unless it is in writing and signed by or on behalf of all the parties.

  8.4
  Counterparts

  8.4.1
  This Escrow Agreement may be executed in any one or more number of counterparts each of which, when executed, shall be deemed to form part of and together constitute this Escrow Agreement.

  8.4.2
  This Escrow Agreement shall be immediately binding and effective when each of the Parties has itself or by its duly authorised agent unconditionally executed either this Escrow Agreement or any of those counterparts.

  8.5
  Notices

    Any notice required or permitted under the terms of this Escrow Agreement shall, unless otherwise provided by this Escrow Agreement, be in writing and shall be sufficiently given if delivered by hand or sent by registered courier or facsimile to the respective parties to this Escrow Agreement as follows:

Xyratex:	c/o Xyratex Group Limited, Langstone Road, Havant, Hampshire PO9 1SA. (Fax no: 02392 453654) for the attention of David Bradley;
Representatives:	c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, NY 10010-3629 (Fax No: +1 212 325 4296 for the attention of Transactions Advisory Group;
Escrow Agent:	HSBC Bank plc, 8 Canada Square, London E14 5HQ, (Fax No: +44 20 7991 8086 for the attention of CTLA, the Manager, Operations or to such other address or facsimile number as may from time to time by written notice be designated by the relevant party to this Escrow Agreement to the other parties to this Escrow Agreement.

  8.6
  Any such notice shall be in the English language and shall be deemed (in the absence of proof to the contrary) to have been received and given:-

  8.6.1
  in the case of delivery by hand, at the time of delivery;

  8.6.2
  in the case of registered courier, two (2) Working Days after the date of dispatch; and

  8.6.3
  in the case of facsimile, on the completion of transmission if within normal business hours of the addressee and, if not, at 09:00 hours GMT on the first Working Day immediately following dispatch.

  8.7
  Governing Law

    This Escrow Agreement shall be governed by and will be construed in accordance with the laws of England.

  8.8
  Dispute Resolution

  8.8.1
  For the benefit only of the Escrow Agent, the parties irrevocably agree that the English courts are to have jurisdiction to settle any disputes and to entertain any suit, action or proceedings in each case arising out of or in connection with this Escrow Agreement (together, in this Clause 8.8, "proceedings").

  8.8.2
  Nothing contained in this Clause 8.8 shall limit the right of the Escrow Agent to take proceedings against Xyratex or the Representative in the courts of any country in which Xyratex or the Representatives has assets or in any other courts of competent jurisdiction, nor shall the taking of proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

    8.8.3
    Xyratex and the Representatives irrevocably waive any objection which they may now or in the future have to any court referred to in this Clause 8.8 as a venue for any proceedings and any claim which they may now or in the future be able to make that any proceedings in any such court have been instituted in an inconvenient or inappropriate forum and irrevocably agree that a judgment in any such proceedings brought in any such court shall be conclusive and binding upon them and may be enforced in the courts of any other jurisdiction.

    8.8.4
    The Representatives agree that Credit Suisse First Boston (Europe) Limited, Corporate Secretary's Office, London E14 4DA (For the attention of: Corporate Secretary) or such other address in England or Wales as they may from time to time designate by not less than ten days' notice in writing to the Escrow Agent for that purpose shall be an effective address for the service of proceedings in the English courts on them.

  8.8
  Xyratex agrees that Xyratex Group Limited, Langstone Road, Havant, Hampshire PO9 1SA or such other address in England or Wales as they may from time to time designate by not less than ten days' notice in writing to the Escrow Agent for that purpose shall be an effective address for the service of proceedings in the English courts on them

  8.9
  Termination

  8.9.1
  Subject to Clause 8.9.2 this Escrow Agreement shall terminate when all amounts held in the Escrow Account and the Xyratex Accounts have been paid out in accordance with the terms hereof.

  8.9.2
  This Escrow Agreement will be terminated automatically without notice should any of the following apply in relation to Xyratex:—

  (a)
  a bankruptcy order is made;

  (b)
  a winding-up petition is presented;

  (c)
  an order is made or a resolution passed to wind-up;

  (d)
  an administrator is appointed; and

  (e)
  a receiver or administrative receiver is appointed over some or all of its assets,

      and if any of the above events occur prior to the receipt of the Registration Certificates the Escrow Agent shall as soon as reasonably practicable after termination of this Escrow Agreement deliver the Escrow Deposit to CSFB for and on behalf of the Underwriters to the account of CSFB whose details are set out in Clause 3.3.

    8.9.3
    Upon termination of this Escrow Agreement in accordance with Clause 8.9.2 and save as set out in Clause 8.9.2 the sole responsibility of the Escrow Agent shall be to keep safely all property in the Escrow Account then held by it and to deliver the same to a person designated by Xyratex (or the persons entitled by law to represent Xyratex) or in accordance with the direction of a final order of a court of competent jurisdiction.

    8.9.4
    Termination under this Clause will be without prejudice to the completion of transactions entered into prior to termination. In particular fees will be calculated up to the date on which the Escrow Agent no longer holds any property in the Escrow Account. All remedies under this Escrow Agreement shall survive the termination of this Escrow Agreement.

  8.10
  Exclusion of Contracts (Rights of Third Parties) Act 1999

  This Escrow Agreement does not confer a benefit on any person who is not a party to it. The parties to this Escrow Agreement do not intend that any term of this Escrow Agreement should be enforceable by any person who is not a party to this Escrow Agreement.

        THIS AGREEMENT has been signed on the date first stated on page 1 above.

Schedule 1
Schedule of Fees for Services as Escrow Agent

Acceptance Fee	GBP5,500
Payable on closing of the transaction
• This fee includes reviewing all documentation
• This fee incorporates the setting up of the accounts and operating procedures.
Administration Fee	GBP3,000
Payable on closing of the transaction.
• This fee incorporates the costs involved in undertaking necessary FX transactions
• This fee incorporates costs incurred in making wire / electronic transfers upon instruction

Schedule 2
Schedule of Authorised Signatories

        The Escrow Agent is authorised to accept instructions signed or believed by the Escrow Agent to be signed by the following on behalf of:

1.     Xyratex

Stephen Barber
David Bradley
Paul Holmes
Andrew Mills
Frank Sharvill

2.     Credit Suisse First Boston LLC

John Metz
Guido Mengelkamp

Schedule 3
(Form of bank mandate for each of Xyratex US Dollar Account, Xyratex Sterling Account and Xyratex Singapore Dollar Account)

To:	HSBC BANK PLC Global Investor Services

Name as noted in the Escrow Agreement (or subsequently amended):

(the
"Client")

HSBC Bank plc, Global Investor Services ("the Bank") is hereby authorised to accept instructions or enter into agreements as follows:

Instruction Type		Signatures Required
1.	Opening Xyratex Accounts and Escrow Account

(E.g. Any two signatures of the Xyratex authorised signatories listed in Schedule 2. See Aide Memoir Note 1. for guidance)

2.	Instructions for payment of funds from Escrow Account

(E.g. Any two signatures of the Xyratex authorised signatories listed in Schedule 2. See Aide Memoir Note 1. for guidance)

3.	Instructions for payment of funds from Xyratex Accounts

(E.g. Any two signatures of the Xyratex authorised signatories listed in Schedule 2. See Aide Memoir Note 1. for guidance)

4.	Instruction or confirmation of Foreign Exchange transactions

(E.g. Any two signatures of the Xyratex authorised signatories listed in Schedule 2. See Aide Memoir Note 1. for guidance)

5.	Entering into agreements or obligations constituting a formal contract or engagement (e.g. to accept instructions from a third party)

(E.g. Any two signatures of the Xyratex authorised signatories listed in Schedule 2. See Aide Memoir Note 1. for guidance)

6.	Documents, advices or requests of a routine nature which do not constitute a contract or engagement

(E.g. Any two signatures of the Xyratex authorised signatories listed in Schedule 2. See Aide Memoir Note 1. for guidance)

It is hereby certified that:

a)
any debt incurred by the Client to the Bank under this signature mandate shall, in the absence of a written agreement by the Bank, be repayable on demand.

b)
the Client provides to the Bank hereto which the Bank may rely on:

  •
  lists of persons authorised to sign and give receipts on behalf of the Client hereto and amended from time to time

  •
  specimen signatures for all persons so authorised

Signature	Signature

Full Name	Full Name

Capacity (Eg Company Secretary/Trustee)	Capacity (Eg Company Secretary/Trustee)

Date	Date
*
Delete as required

        The following persons are authorised to sign for and on behalf of:

Specimen Signature Schedule

Print Full Name

Print Position	Category
Specimen Signature

Print Full Name

Print Position	Category
Specimen Signature

Print Full Name

Print Position	Category
Specimen Signature

Print Full Name

Print Position	Category
Specimen Signature

Print Full Name

Print Position	Category
Specimen Signature

Certified to be true original signatures

Signature	Signature

Full Name	Full Name

Capacity (Eg Company Secretary/Trustee)	Capacity (Eg Company Secretary/Trustee)

Date	Date

Aide Memoir for the completion of the Signature Mandate by the Client

1.
HSBC will act on "Signatures Required' in accord with instructions given in this mandate. This section of the Signature Mandate is designed to be capable of catering for all instruction combinations for relevant operational areas and all further dealings constituting a contract with the Bank. It is important that the "Signatures Required' instructions are clear and unambiguous. Examples of the combination of "Signatures Required' include:

(a)
Any signature.

(b)
Any two signatures.

(c)
Two signatures, one of which must be from Category A (see 2. Below).

(d)
Two Signatures, one of which must be The Chairman or Company Secretary.

2.
The Specimen Signature Schedule has been designed to enable each signatory to be "categorised' if any of the signing instructions are in a format similar to 1(c) above.

3.
The Client's own signature schedules are acceptable provided these are clearly annotated as relating to this mandate.

4.
Whilst original signatures should be provided wherever possible, photocopy signatures are acceptable provided the schedules are formally annotated as being "true copies of the originals'.

SIGNED by	)
)
for and on behalf of	)
XYRATEX LTD	)
in the presence of:-)

SIGNED by	)
)
for and on behalf of	)
HSBC BANK plc	)
in the presence of:-)

SIGNED by	)
)
for and on behalf of	)
CREDIT SUISSE FIRST	)
BOSTON LLC	)
in the presence of:-)

SIGNED by	)
CREDIT SUISSE	)
FIRST BOSTON LLC	)
acting by	)

as attorney	)
for and on behalf of	)
BANC OF AMERICA	)
SECURITIES LLC	)
in the presence of:-)

SIGNED by CREDIT SUISSE	)
FIRST BOSTON LLC	)
acting by	)

as attorney	)
for and on behalf of	)
CITIGROUP GLOBAL	)
MARKETS INC	)
in the presence of:-)

SIGNED by CREDIT SUISSE	)
FIRST BOSTON LLC	)
acting by	)

as attorney	)
for and on behalf of	)
RBC CAPITAL MARKETS	)
CORPORATION	)
in the presence of:-)

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  Exhibit 99.3
ESCROW AGREEMENT
Schedule 1 Schedule of Fees for Services as Escrow Agent
Schedule 2 Schedule of Authorised Signatories
Schedule 3 (Form of bank mandate for each of Xyratex US Dollar Account, Xyratex Sterling Account and Xyratex Singapore Dollar Account)